ANNUAL CERTIFICATION
Re:
Pursuant to the Pooling and Servicing Agreement for MASTR Asset-Backed
Securities Trust 2005-FRE1 (the "Servicing Agreement"), dated as of November
1, 2005, between Mortgage Asset Securitization Transactions, Inc. (the
"Depositor"), U.S. Bank National Association (the "Trustee"), and HomEq
Servicing Corporation as servicer (the "Servicer")
I, Arthur Q. Lyon, President of the Servicer, hereby certify to Depositor and the Trustee and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:
A review of the activities of the Servicer during the 2005 calendar year and the Servicer's performance under the Servicing Agreement has been made under my supervision, the Servicer has complied with the Servicing
Agreement in all material respects and, to the best of my knowledge, based on such review, the Servicer has materially fulfilled all of its obligations under the Servicing Agreement throughout such calendar year.
Dated: March 15, 2006
/s/ Arthur Q. Lyon__________
Arthur Q. Lyon
President